ITEM 77Q(a) - COPIES OF ALL MATERIAL
AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-
LAWS




FEDERATED PROJECT AND TRADE FINANCE
TENDER FUND
(a Delaware Statutory Trust)
BY-LAWS
Dated as of October 1, 2016


TABLE OF CONTENTS
ARTICLE I INTRODUCTION	1
Section 1.	Declaration of Trust	1
Section 2.	Defined Terms	1
ARTICLE II OFFICES	1
Section 1.	Principal Office	1
Section 2.	Delaware Office	1
Section 3.	Other Offices	1
ARTICLE III MEETINGS OF SHAREHOLDERS	1
Section 1.	Place of Meetings	1
Section 2.	Call of Meetings	1
Section 3.	Notice of Shareholders'
Meetings	2
Section 4.	Manner of Giving Notice;
Affidavit of Notice	2
Section 5.	Adjourned Meeting; Notice	3
Section 6.	Voting	4
Section 7.	Waiver of Notice; Consent of
Absent Shareholders	4
Section 8.	Record Date for Shareholder
Notice, Voting and Giving Consents	5
Section 9.	Proxies	5
Section 10.	Inspectors of Election	6
Section 11.	Conduct of Meetings	6
Section 12.	Shareholder Action by
Written Consent	6
Section 13.	Quorum	7
ARTICLE IV BOARD OF TRUSTEES	7
Section 1.	Trustees and Vacancies	7
Section 2.	Place of Meetings; Meetings
by Telephone	8
Section 3.	Regular Meetings	8
Section 4.	Special Meetings	8
Section 5.	Quorum	8
Section 6.	Waiver of Notice	8
Section 7.	Adjournment	9
Section 8.	Action Without a Meeting	9
Section 9.	Fees and Compensation of
Trustees	9
Section 10.	Special Action	9
ARTICLE V COMMITTEES	9
Section 1.	Committees of the Trustees	9
Section 2.	Meetings and Actions of
Committees	10
ARTICLE VI OFFICERS	10
Section 1.	Officers	10
Section 2.	Election	10
Section 3.	Removal and Resignation of
Officers	11
Section 4.	Vacancies in Office	11
Section 5.	Chairman of the Board of
Trustees	11
Section 6.	President	12
Section 7.	Vice Presidents	12
Section 8.	Secretary	12
Section 9.	Treasurer and Assistant
Treasurers	12
Section 10.	Chief Legal Officer	13
Section 11.	Chief Compliance Officer	13
Section 12.	Vice Chairman.	13
Section 13.	Compensation	13
ARTICLE VII INSPECTION OF RECORDS AND
REPORTS	13
Section 1.	Maintenance and Inspection
of Share Register	13
Section 2.	Maintenance and Inspection
of Declaration of Trust and By-laws	13
Section 3.	Maintenance and Inspection of
Other Records	13
Section 4.	Inspection by Trustees	14
ARTICLE VIII DIVIDENDS	14
Section 1.	Declaration of Dividends	14
Section 2.	Delegation of Authority
Relating to Dividends	14
Section 3.	Reserves	14
ARTICLE IX GENERAL MATTERS	15
Section 1.	Checks, Drafts, Evidence of
Indebtedness	15
Section 2.	Contracts and Instruments;
How Executed	15
Section 3.	Certificates for Shares	15
Section 4.	Lost Certificates	15
Section 5.	Representation of Shares of
Other Entities Held by the Fund	15
Section 6.	Bonds and Other Security	16
Section 7.	Transfer of Shares	16
Section 8.	Holders of Record	16
Section 9.	Fiscal Year	16
Section 10.	Seal	16
Section 11.	Writings	16
Section 12.	Severability	16
Section 13.	Headings	16
ARTICLE X AMENDMENTS	17



FEDERATED PROJECT AND TRADE FINANCE
TENDER FUND
BY-LAWS
ARTICLE I
INTRODUCTION
      Section 1.	Declaration of Trust.  These
By-laws are subject to the Declaration of Trust and,
in the event of any inconsistency between the terms
hereof and the terms of the Declaration of Trust, the
terms of the Declaration of Trust shall control.
      Section 2.	Defined Terms.  Defined
terms used but not defined in these By-laws have
the meanings given to them in the Declaration of
Trust.
ARTICLE II
OFFICES
      Section 1.	Principal Office.  The Board
of Trustees shall fix, and from time to time may
change, the location of the principal executive
office of the Fund at any place within or outside the
State of Delaware.
      Section 2.	Delaware Office.  The Board
of Trustees shall establish a registered office in the
State of Delaware and shall appoint as the Fund's
registered agent for service of process in the State
of Delaware an individual who is a resident of the
State of Delaware or a Delaware corporation or a
corporation authorized to transact business in the
State of Delaware, and in each case the business
office of such registered agent for service of process
shall be identical with the registered Delaware
office of the Fund.  The Trustees may designate a
successor resident agent; provided, however, that
such appointment shall not become effective until a
certificate of amendment to the Certificate of Trust
is filed in the office of the Delaware Secretary of
State.
      Section 3.	Other Offices.  The Board of
Trustees may at any time establish branch or
subordinate offices at any place or places within and
outside the State of Delaware as the Trustees may
from time to time determine.
ARTICLE III
MEETINGS OF SHAREHOLDERS
      Section 1.	Place of Meetings.  Meetings
of Shareholders shall be held at any place within or
outside the State of Delaware designated by the
Board of Trustees.  In the absence of any such
designation, Shareholders' meetings shall be held at
the principal executive office of the Fund.
      Section 2.	Call of Meetings.  There shall
be no annual meetings of Shareholders except as
required by law.  Special meetings of Shareholders
of the Fund or of any Class may be called at any
time by a majority of the Board of Trustees, or by
the President or the Secretary, for the purpose of
taking action upon any matter requiring the
authorization or approval of the Shareholders of the
Fund or of any Class as herein provided or provided
in the Declaration of Trust or upon any other matter
as to which such authorization or approval is
deemed to be necessary or desirable by the
Trustees.  Meetings of Shareholders of the Fund or
of any Class may be called upon the written request
of Shareholders holding at least ten percent (or such
lesser percentage as may be required by law) of the
outstanding Shares entitled to vote at such meeting,
provided that: (i) such request shall state the
purposes of such meeting and the matters proposed
to be acted on; and (ii) the Shareholders requesting
such meeting shall have paid to the Fund the
reasonably estimated cost of preparing and mailing
the notice thereof, which the Secretary shall
determine and specify to such Shareholders; and
provided, further, that a meeting shall not be called
upon the request of Shareholders to consider any
matter that is substantially the same as a matter
voted upon at any meeting held during the
preceding twelve months, unless requested by the
holders of a majority of the outstanding Shares
entitled to be voted at such meeting.  If the
Secretary fails for more than sixty days to call a
meeting requested in accordance with the preceding
sentence, the Shareholders requesting such a
meeting may, in the name of the Secretary, call the
meeting by giving the required notice.
      Section 3.	Notice of Shareholders'
Meetings.  All notices of meetings of Shareholders
shall be sent or otherwise given in accordance with
Section 4 of this Article III not less than seven nor
more than sixty days before the date of the meeting
and not more than one hundred and twenty days
before the date of the meeting.  The notice shall
specify:  (i) the place, date and hour of the meeting;
and (ii) the purpose of such meeting and the matters
proposed to be acted on.  The notice of any meeting
at which Trustees are to be elected also shall
include the name of any nominee or nominees who
at the time of the notice are intended to be presented
for election. Except with respect to adjournments as
provided herein, no business shall be transacted at
such meeting other than that specified in the notice.
      Section 4.	Manner of Giving Notice;
Affidavit of Notice.
            (a)	Notice of any meeting of
Shareholders shall be given:  (i) either personally or
by first-class mail or other written or electronic
communication, charges prepaid; and (ii) addressed
to the Shareholder at the address of that Shareholder
appearing on the books of the Fund or its transfer
agent, or given by the Shareholder to the Fund for
the purpose of notice.  If no such address appears on
the Fund's books or such address is not given to the
Fund, or to the Fund's transfer or similar agent,
notice shall be deemed to be waived and therefore
unnecessary, unless and until the Shareholder
provides the Fund, or the Fund's transfer or similar
agent, with his or her address.  Notice shall be
deemed to have been given at the time when
delivered personally or deposited in the mail or sent
by other means of written or electronic
communication or, where notice is given by
publication, on the date of publication.  Without
limiting the manner by which notice otherwise may
be given effectively to Shareholders, any notice to
Shareholders given by the Fund shall be effective if
given by a single notice to all Shareholders who
share an address if delivered in accordance with
applicable regulations promulgated by the
Commission.  Notice shall be deemed to have been
given at the time when delivered personally,
deposited in the mail or with a courier, or sent by
facsimile, .pdf, electronic mail or other means of
written or electronic communication.
            (b)	If any notice addressed to a
Shareholder at the address of that Shareholder
appearing on the books of the Fund is returned to
the Fund by the United States Postal Service
marked to indicate that the Postal Service is unable
to deliver the notice to the Shareholder at that
address, all future notices shall be deemed to have
been duly given without further mailing if such
future notices shall be kept available to the
Shareholder, upon written demand of the
Shareholder, at the principal executive office of the
Fund for a period of one year from the date of the
giving of the notice.
            (c)	An affidavit of the mailing or
other means of giving any notice of any meeting of
Shareholders shall be filed and maintained in the
records of the Fund.
            (d)	A notice given by a
Shareholder to be proper must set forth (i) as to
each person whom the Shareholder proposes to
nominate for election or reelection as a Trustee (A)
the name, age, business address and residence
address of such person, (B) the Class and number of
Shares that are beneficially owned or owned of
record by such person, (C) the date such Shares
were acquired and the investment intent of such
acquisition, and (D) all other information relating to
such person that is required to be disclosed in
solicitations of proxies for election of Trustees in an
election contest, or is otherwise required, in each
case pursuant to Regulation 14A (or any successor
provision) under the Securities Exchange Act of
1934, as amended (including such person's written
consent to being named in the proxy statement as a
nominee and to serving as a Trustee if elected); (ii)
as to any other business that the Shareholder
proposes to bring before the meeting, a description
of the business desired to be brought before the
meeting, the reasons for conducting such business at
the meeting and any material interest in such
business of such Shareholder or any Shareholder
affiliate or family member (including any
anticipated benefit to the Shareholder or any
Shareholder affiliate or family member therefrom)
and of each beneficial owner of Shares, if any, on
whose behalf the proposal is made; (iii) as to the
Shareholder giving the notice and each beneficial
owner, if any, on whose behalf the nomination or
proposal is made, (1) the name and address of such
Shareholder, as they appear on the Fund's stock
ledger and current name and address, if different, of
such beneficial owner, (2) the Class and number of
Shares which are owned beneficially or of record by
such Shareholder and/or such beneficial owner, (3)
whether and the extent to which any hedging or
other transaction or series of transactions has been
entered into by or on behalf of, or any other
agreement, arrangement or understanding
(including any short position or any borrowing or
lending of shares) has been made, the effect or
intent of which is to mitigate loss to or manage risk
of Share price changes for, or to increase the voting
power of, such Shareholder or beneficial owner
with respect to any Share (collectively "Hedging
Activities"), and (4) the extent to which such
Shareholder or such beneficial owner, if any, has
engaged in Hedging Activities with respect to
shares or other equity interests of any other trust or
company; and (iv) to the extent known by the
Shareholder giving the notice, the name and address
of any other Shareholder supporting the nominee
for election or reelection as a Trustee or the
proposal of other business on the date of such
Shareholder's notice.
      Section 5.	Adjourned Meeting; Notice.
Any Shareholders' meeting, whether or not a
quorum is present, may be adjourned with respect to
one or more matters to be considered at such
meeting by action of the chairman of the meeting.
Notice of adjournment of a Shareholders' meeting
to another time or place need not be given, if the
adjourned meeting is held within a reasonable time
after the date set for the original meeting, unless a
new record date of the adjourned meeting is fixed or
unless the adjournment is for more than one
hundred twenty days from the date of the original
meeting, in which case the Board of Trustees shall
set a new record date.  If a new record date is fixed
for the adjourned meeting, notice of any such
adjourned meeting shall be given to each
Shareholder of record entitled to vote at the
adjourned meeting in accordance with the
provisions of Sections 3 and 4 of this Article III.
Any business that might have been transacted at the
original meeting may be transacted at any adjourned
meeting.  An adjournment may be made with
respect to one or more proposals, but not
necessarily all proposals, to be voted or acted upon
at such meeting and any such adjournment shall not
delay or otherwise affect the effectiveness and
validity of a vote or other action taken prior to
adjournment.
      Section 6.	Voting.  The Shareholders
entitled to vote at any meeting of Shareholders shall
be determined in accordance with the provisions of
the Declaration of Trust.  The Shareholders' vote
may be by voice vote or by ballot; provided,
however, that any election of Trustees must be by
ballot if demanded by any Shareholder before the
voting has begun.  On any matter other than election
of Trustees, any Shareholder may cast part of the
votes that such Shareholder is entitled to cast in
favor of the proposal and refrain from casting
and/or cast the remaining part of such votes against
the proposal.  If any Shareholder fails to specify the
number of votes that such Shareholder is casting in
favor of the proposal, it shall be conclusively
presumed that such Shareholder is casting all of the
votes that such Shareholder is entitled to cast in
favor of such proposal.  Except when a larger vote
is required by any provision of the Declaration of
Trust or these By-laws or by applicable law, when a
quorum is present at any meeting, a majority of the
Shares voted shall decide any questions and a
plurality of the Shares voted shall elect a Trustee,
provided that where any provision of applicable
law, the Declaration of Trust or these By-laws
requires the holders of any Class to vote as a Class
or the holders of a Class to vote as a Class, then a
majority of the Shares of that Class voted on the
matter shall decide that matter insofar as that Class
is concerned. There shall be no cumulative voting in
the election or removal of Trustees.
      Section 7.	Waiver of Notice; Consent of
Absent Shareholders.
            (a)	The transaction of business
and any actions taken at a meeting of Shareholders,
however called and noticed and wherever held, shall
be as valid as though taken at a meeting duly held
after regular call and notice, provided a quorum is
present either in person or by proxy at the meeting
and if written or electronic consent to the action is
filed with the records of the meetings of
Shareholders by the holders of the number of Shares
that would be required to approve the matter under
these By-Laws and the Declaration of Trust and
such action is submitted to Shareholders by the
consent of the Board of Trustees.  Such written
consent shall be treated for all purposes as a vote
taken at a meeting of Shareholders.    Whenever
notice of a meeting is required to be given to a
Shareholder under the Declaration of Trust or these
By-laws, a written waiver thereof, executed before
or after the meeting by such Shareholder or his or
her attorney thereunto authorized and filed with the
records of the meeting, shall be deemed equivalent
to such notice.
            (b)	Attendance by a Shareholder
at a meeting of Shareholders shall also constitute a
waiver of notice of that meeting, except if the
Shareholder objects for the record at the beginning
of the meeting to the transaction of any business
because the meeting is not lawfully called or
convened and except that attendance at a meeting of
Shareholders is not a waiver of any right to object to
the consideration of matters not included in the
notice of the meeting if that objection is expressly
made for the record at the beginning of the meeting.
      Section 8.	Record Date for Shareholder
Notice, Voting and Giving Consents.
            (a)	For purposes of determining
the Shareholders entitled to vote or act at any
meeting or adjournment or postponement thereof,
the Board of Trustees may fix in advance a record
date which shall not be more than sixty days before
the date of any such meeting.  If the Trustees do not
so fix a record date, the record date for determining
Shareholders entitled to notice of or to vote at a
meeting of Shareholders shall be the close of
business on the business day next preceding the day
on which notice is given or, if notice is waived, at
the close of business on the business day which is
five business days before the day on which the
meeting is held.  The Shareholders of record
entitled to vote at a Shareholders' meeting shall be
deemed the Shareholders of record at any meeting
reconvened after one or more adjournments, unless
the Board of Trustees has fixed a new record date.
If the Shareholders' meeting is adjourned for more
than one hundred twenty days after the original
date, the Board of Trustees shall establish a new
record date.
            (b)	The record date for
determining Shareholders entitled to give consent to
action in writing without a meeting:  (i) when no
prior action of the Board of Trustees has been taken,
shall be the day on which the first written consent is
given; or (ii) when prior action of the Board of
Trustees has been taken, shall be the close of
business on the day on which the Trustees adopt the
resolution taking such action.
            (c)	Nothing in this Section 8 of
this Article III shall be construed as precluding the
Board of Trustees from setting different record
dates for different Classes.  Only Shareholders of
record on the record date, as herein determined,
shall have any right to vote or to act at any meeting
or give consent to any action relating to such record
date, notwithstanding any transfer of Shares on the
books of the Fund after such record date.
      Section 9.	Proxies.  Every Shareholder
entitled to vote for Trustees or on any other matter
shall have the right to do so either in person or by one
or more agents authorized by a written proxy signed
by the Shareholder and filed with the secretary of the
Fund; provided, that an alternative to the execution of
a written proxy may be permitted as provided in the
second paragraph of this Section 9 of this Article III.
A proxy shall be deemed signed if the Shareholder's
name is placed on the proxy (whether by manual
signature, typewriting, telegraphic transmission or
otherwise) by the Shareholder or the Shareholder's
attorney-in-fact.  A validly executed proxy which
does not state that it is irrevocable shall continue in
full force and effect unless (i) revoked by the
Shareholder executing it by a written notice delivered
to the Fund prior to the exercise of the proxy or by
the Shareholder's execution of a subsequent proxy or
attendance and vote in person at the meeting; or (ii)
written notice of the death or incapacity of the
Shareholder is received by the Fund before the
proxy's vote is counted; provided, however, that no
proxy shall be valid after the expiration of eleven
months from the date of the proxy unless otherwise
provided in the proxy.  The revocability of a proxy
that states on its face that it is irrevocable shall be
governed by the provisions of the General
Corporation Law of the State of Delaware.
      With respect to any Shareholders' meeting,
the Board of Trustees may act to permit the Fund to
accept proxies by any electronic, telephonic,
computerized, telecommunications or other
reasonable alternative to the execution of a written
instrument authorizing the proxy to act, provided the
Shareholder's authorization is received within eleven
months before the meeting.  A proxy with respect to
Shares held in the name of two or more persons shall
be valid if executed by any one of them unless at or
prior to exercise of the proxy the Fund receives a
specific written notice to the contrary from any one of
them.  A proxy purporting to be executed by or on
behalf of a Shareholder shall be deemed valid unless
challenged at or prior to its exercise and the burden of
proving invalidity shall rest with the challenger.
Unless otherwise specifically limited by their terms,
proxies shall entitle the Shareholder to vote at any
adjournment of a Shareholders' meeting.
      Section 10.	Inspectors of Election.
Before any meeting of Shareholders, the Board of
Trustees may appoint any person other than nominees
for office to act as inspector of election at the meeting
or its adjournment.  If no inspector of election is so
appointed, the Chairman of the meeting may, and on
the request of any Shareholder or a Shareholder's
proxy shall, appoint an inspector of election at the
meeting.  If any person appointed as inspector fails to
appear or fails or refuses to act, the Chairman of the
meeting may, and on the request of any Shareholder
or a Shareholder's proxy shall, appoint a person to fill
the vacancy.
      The inspector shall:
            (a)	determine the number of
Shares outstanding and the voting power of each,
the Shares represented at the meeting, the existence
of a quorum and the authenticity, validity and effect
of proxies;
            (b)	receive votes, ballots or
consents;
            (c)	hear and determine all
challenges and questions in any way arising in
connection with the right to vote;
            (d)	count and tabulate all votes
or consents;
            (e)	determine when the polls
shall close;
            (f)	determine the result of voting
or consents; and
            (g)	do any other acts that may be
proper to conduct the election or vote with fairness
to all Shareholders.
      Section 11.	Conduct of Meetings.  The
Chairman of the Board of Trustees shall preside at
each meeting of Shareholders.  In the absence of the
Chairman of the Board of Trustees, the meeting
shall be chaired by the President, or if the President
is not present, by any Vice President, or if none of
them is present, then by the person selected for such
purpose at the meeting.  In the absence of the
Secretary or an Assistant Secretary, the secretary of
the meeting shall be such person as the Chairman of
the meeting shall appoint.  At every meeting of
Shareholders, unless the voting is conducted by
inspectors, the proxies and ballots shall be received,
and all questions concerning the qualification of
voters and the validity of proxies, the acceptance or
rejection of votes, and procedures for the conduct of
business not otherwise specified by these By-laws,
the Declaration of Trust or law, shall be decided or
determined by the Chairman of the meeting.
      Section 12.	Shareholder Action by
Written Consent.
            (a)	Except as provided in the
Declaration of Trust, any action that may be taken
at any meeting of Shareholders may be taken
without a meeting if such action is submitted to
Shareholders by consent of the Board of Trustees
and written consent to the action is filed with the
records of the meetings of Shareholders by the
holders of the number of Shares that would be
required to approve the matter; provided, however,
that the Shareholders receive any necessary
information statement or other necessary
documentation in conformity with the requirements
of the Securities Exchange Act of 1934 or the rules
or regulations thereunder.  Any such written consent
may be executed and given by facsimile, .pdf,
electronic mail, electronic signature or other
electronic means.  All such consents shall be filed
with the Secretary of the Fund and shall be
maintained in the Fund's records.  Any Shareholder
giving a written consent, a transferee of the Shares,
a personal representative of the Shareholder, or their
respective proxy holders may revoke the
Shareholder's written consent by a writing received
by the Secretary of the Fund before written consents
of the number of Shares required to authorize the
proposed action have been filed with the Secretary.
            (b)	If the unanimous written
consent of all such Shareholders shall not have been
received, the Secretary shall give prompt notice of
the action approved by the Shareholders without a
meeting.  This notice shall be given in the manner
specified in Section 4 of this Article III to each
Shareholder entitled to vote who did not execute
such written consent.
      Section 13.	Quorum.  Except when a
larger quorum is required by applicable law, the
Declaration of Trust or these By-laws, one-fourth of
the Shares present in person or represented by proxy
and entitled to vote at a Shareholders' meeting shall
constitute a quorum at such meeting.  When a
separate vote by one or more Classes is required,
one-fourth of the Shares of each such Class present
in person or represented by proxy and entitled to
vote shall constitute a quorum at a Shareholders'
meeting of such Class.
      If a quorum, as above defined, shall not be
present for the purpose of any vote that may
properly come before any meeting of Shareholders
at the time and place of any meeting, the Chairman,
or Shareholders present in person or by proxy and
entitled to vote at such meeting on such matter
holding a majority of the Shares present and entitled
to vote on such matter, may adjourn the meeting
from the time to time to be held at the same place
without further notice than by announcement to be
given at the meeting until a quorum, as above
defined, entitled to vote on such matter, shall be
present, whereupon any such matter may be voted
upon at the meeting as though held when originally
convened.
ARTICLE IV
BOARD OF TRUSTEES
      Section 1.	Trustees and Vacancies.  The
business and affairs of the Fund shall be managed by
the Trustees, and they shall have all powers necessary
and desirable to carry out that responsibility, so far as
such powers are not inconsistent with the laws of the
State of Delaware, the Declaration of Trust, or these
By-laws.
      Vacancies in the Board of Trustees may be
filled as set forth in the Declaration of Trust.  In the
event that all Trustee offices become vacant, an
authorized officer of the Investment Adviser shall
serve as the sole remaining Trustee effective upon
the vacancy in the office of the last Trustee, subject
to applicable provisions of the 1940 Act.  In such
case, the Investment Adviser, as the sole remaining
Trustee, shall, as soon as practicable, fill all of the
vacancies on the Board of Trustees; provided,
however, that the percentage of Trustees who are
not Interested Persons of the Fund shall be no less
than that permitted by applicable provisions of the
1940 Act.  Thereupon, the Investment Adviser shall
resign as Trustee and a meeting of the Shareholders
shall be called, as required by applicable provisions
of the 1940 Act, for the election of Trustees.
      Section 2.	Place of Meetings; Meetings
by Telephone.  All meetings of the Board of
Trustees may be held at any place within or outside
the State of Delaware that has been designated from
time to time by the Trustees.  In the absence of such
a designation, regular meetings shall be held at the
principal executive office of the Fund.  Subject to
any applicable requirements of applicable
provisions of the 1940 Act, any meeting may be
held by conference telephone or similar
communication equipment, so long as all Trustees
participating in the meeting can hear one another
and all such Trustees shall be deemed to be present
in person at the meeting.
      Section 3.	Regular Meetings.  Regular
meetings of the Board of Trustees shall be held at
such times as shall be fixed from time to time by the
Trustees.  Such regular meetings may be held in
accordance with the fixed schedule without call or
any additional notice.
      Section 4.	Special Meetings.  Special
meetings of the Board of Trustees for any purpose
or purposes may be called at any time by Chairman,
the President, the Secretary or by a majority of
Trustees.  Notice of the time, place and purpose of
special meetings shall be communicated to each
Trustee orally in person or by telephone at least
forty-eight hours before the meeting or transmitted
to him or her by first-class mail, or by facsimile,
..pdf, electronic mail or other electronic means,
addressed to each Trustee at that Trustee's address
as it is shown on the records of the Fund at least
seventy-two hours before the meeting.  Oral notice
shall be deemed to be given when given directly to
the person required to be notified and all other
notices shall be deemed to be given when sent.  The
notice need not specify the place of the meeting if
the meeting is to be held at the principal executive
office of the Fund.
      Section 5.	Quorum.  One-third, but not
less than two, of the authorized number of Trustees
shall constitute a quorum for the transaction of
business (unless there is only one Trustee, at which
point a quorum will consist of that one Trustee),
except to adjourn as provided in Section 7 of this
Article IV.  Every act or decision done or made by a
majority of the Trustees present at a meeting duly
held at which a quorum is present shall be regarded as
the act of the Board of Trustees, subject to the
provisions of the Declaration of Trust.  A meeting at
which a quorum is initially present may continue to
transact business notwithstanding the withdrawal of
Trustees if any action taken is approved by at least a
majority of the required quorum for that meeting.
      Section 6.	Waiver of Notice.  The
transactions of a meeting of Trustees, however called
and noticed and wherever held, shall be valid as
though transacted at a meeting duly held after regular
call and notice if a quorum is present either in person
or by proxy.  Attendance by a person at a meeting
shall also constitute a waiver of notice of that meeting
with respect to that person, except when the person
objects for the record at the beginning of the meeting
to the transaction of any business because the meeting
is not lawfully called or convened and except that
such attendance is not a waiver of any right to object
to the consideration of matters not included in the
notice of the meeting if that objection is expressly
made for the record at the beginning of the meeting.
Whenever notice of a meeting is required to be given
to a Trustee under the Declaration of Trust or these
By-laws, a written waiver thereof, executed before or
after the meeting by such Trustee or his or her
attorney thereunto authorized and filed with the
records of the meeting, shall be deemed equivalent to
such notice.  The waiver of notice or consent need
not specify the purpose of the meeting.
      Section 7.	Adjournment.  A majority of
the Trustees present, whether or not constituting a
quorum, may adjourn any meeting to another time
and place.
      Section 8.	Action Without a Meeting.
Unless applicable provisions of the 1940 Act
require that a particular action be taken only at a
meeting at which the Trustees are present in person,
any action to be taken by the Trustees may be taken
without a meeting by unanimous written consent of
the Trustees.  Any such written consent may be
executed and given by facsimile or other electronic
means.  Such written consents shall be filed with the
minutes of the proceedings of the Board of
Trustees.
      Section 9.	Fees and Compensation of
Trustees.  Trustees and members of committees
may receive such compensation, if any, for their
services and such reimbursement of expenses as
may be fixed or determined by resolution of the
Board of Trustees.  This Section 9 of Article IV
shall not be construed to preclude any Trustee from
serving the Fund in any other capacity as an officer,
agent, employee or otherwise and receiving
compensation for those services.
      Section 10.	Special Action. When the
number of Trustees, or members of a committee, as
the case may be, required for approval of an action
at a meeting of the Trustees or of such committee at
which all members of the Board of Trustees or such
committee are present at such meeting, however
called, or whenever held, or shall assent to the
holding of the meeting without notice, or shall sign
a written assent thereto on the record of such
meeting, the acts of such meeting shall be valid as if
such meeting had been regularly held.
ARTICLE V
COMMITTEES
      Section 1.	Committees of the Trustees.
The Board of Trustees may, by resolution adopted by
a majority of the authorized number of Trustees,
designate one or more committees as set forth in the
Declaration of Trust, to serve at the pleasure of the
Board of Trustees.  The Board of Trustees may
designate one or more Trustees or other persons as
alternate members of any committee who may
replace any absent member at any meeting of the
committee.  The Trustees shall determine the number
of members of each committee and its powers and
shall appoint its members and its chair.  Each
committee member shall serve at the pleasure of the
Trustees.  Each committee shall maintain records of
its meetings and report its actions to the Trustees.
The Trustees may rescind any action of any
committee, but such rescission shall not have
retroactive effect.  The Trustees may delegate to any
committee any of its powers, subject to the
limitations of applicable law.  Any committee, to the
extent provided in the resolution of the Board of
Trustees, shall have the authority of the Board of
Trustees, except with respect to:
            (a)	the approval of any action
which under the Declaration of Trust or applicable
law also requires Shareholders' authorization or
approval or requires authorization or approval by a
majority of the entire Board of Trustees or certain
members of the Board of Trustees;
            (b)	the filling of vacancies on the
Board of Trustees or on any committee.  However, a
committee may nominate trustees and, if required
by applicable provisions of the 1940 Act, elect
trustees who are not "interested persons" as defined
in the 1940 Act;
            (c)	the fixing of compensation of
the trustees for serving on the Board of Trustees or
on any committee;
            (d)	the amendment or repeal of
the Declaration of Trust or of these By-laws or the
adoption of a new Declaration of Trust or new By-
laws; or
            (e)	the amendment or repeal of
any resolution of the Board of Trustees which by its
express terms is not so amendable or repealable.
      Section 2.	Meetings and Actions of
Committees.  Meetings and action of any committee
shall be governed by and held and taken in
accordance with the provisions of the Declaration of
Trust and Article IV, with such changes in the context
thereof as are necessary to substitute the committee
and its members for the Board of Trustees and its
members, except that the time of regular meetings of
any committee may be determined either by the
Board of Trustees or by the committee.  Special
meetings of any committee may also be called by
resolution of the Board of Trustees, and notice of
special meetings of any committee shall also be given
to all alternate members who shall have the right to
attend all meetings of the committee.  The Board of
Trustees may adopt rules for the government of any
committee not inconsistent with the provisions of
these By-laws.
ARTICLE VI
OFFICERS
      Section 1.	Officers.  The Fund shall
have a President, a Secretary, a Treasurer, one or
more Executive Vice Presidents, one or more Senior
Vice Presidents and one or more Vice Presidents.
The Fund may also have, at the discretion of the
Board of Trustees, one or more Vice Chairmen
(who need not be a Trustee), and other officers or
agents, including one or more Assistant Vice
Presidents, one or more Assistant Secretaries, one
or more Assistant Treasurers, and such other
officers as may be established by the Board of
Trustees.  Any person may hold more than one
office of the Fund, except that no one person may
serve concurrently as both President and Vice
President.  Any officer may be, but need not be, a
Trustee or Shareholder.
      Section 2.	Election.  The officers of the
Fund, except such officers as may be elected or
appointed in accordance with the provisions of
Section 4 of this Article VI, shall be elected by the
Board of Trustees, and each shall serve at the
pleasure of the Trustees.  The Trustees may
empower the President to appoint such assistant or
subordinate officers as the business of the Fund may
require, each of whom shall hold office for such
period, have such authority, and perform such
duties as are provided in these By-laws or as the
Trustees or the President may from time to time
determine.
      Section 3.	Removal and Resignation of
Officers.
            (a)	Any officer may be removed,
either with or without cause, by the Board of
Trustees or by such officer upon whom the power
of removal may be conferred by the Trustees.
            (b)	Any officer may resign at any
time by giving written notice to the Fund.  Any
resignation shall take effect at the date of the receipt
of that notice or at any later time specified in that
notice, and unless otherwise specified in such
notice, the acceptance of the resignation shall not be
necessary to make it effective.  Any resignation is
without prejudice to the rights, if any, of the Fund
under any contract to which the officer is a party.
      Section 4.	Vacancies in Office.  A
vacancy in any office because of death, declination
to serve, resignation, removal, disqualification or
other cause shall be filled in the manner prescribed
in these By-laws for regular election or appointment
to that office.  The President may make temporary
appointments to a vacant office pending action by
the Board of Trustees.
      Section 5.	Chairman of the Board of
Trustees.  The Trustees shall elect a Trustee to serve
as Chairman of the Board of Trustees.  The
Chairman of the Board of Trustees shall, if present,
preside at meetings of the Board of Trustees and
Shareholders and exercise and perform such other
powers and duties as may be from time to time
assigned to the Chairman by the Board of Trustees
or prescribed by these By-laws.  In the absence,
resignation, declination to serve, disability or death
of the President, the Chairman shall exercise all the
powers and perform all the duties of the President
until his or her return, such disability shall be
removed or a new President shall have been elected.
It shall be understood that the election of any
Trustee as Chairman shall not impose on that person
any duty, obligation, or liability that is greater than
the duties, obligations, and liabilities imposed on
that person as a Trustee in the absence of such
election, and no Trustee who is so elected shall be
held to a higher standard of care by virtue thereof.
      The Chairman may resign at any time by
giving written notice of resignation to the Board of
Trustees.  Any such resignation shall take effect at
the time specified in such notice, or, if the time
when it shall become effective shall not be specified
therein, immediately upon its receipt; and, unless
otherwise specified therein, the acceptance of such
resignation shall not be necessary to make it
effective.
      The Chairman may be removed by majority
vote of the Board of Trustees with or without cause
at any time.
      Any vacancy in the office of Chairman,
arising from any cause whatsoever, may be filled
for the unexpired portion of the term of the office
which shall be vacant by the vote of the Board of
Trustees.
      If, for any reason, the Chairman is absent
from a meeting of the Board of Trustees, the Board
of Trustees may select from among its members
who are present at such meeting a Trustee to preside
at such meeting.
      Section 6.	President.  Subject to such
supervisory powers, if any, as may be given by the
Board of Trustees to the Chairman of the Board of
Trustees, the President shall be the principal
operating and executive officer of the Fund and shall,
subject to the control of the Board of Trustees, have
general supervision, direction and control of the
business and the officers of the Fund.  The President
shall have the general powers and duties of
management usually vested in the office of President
of a corporation and shall have such other powers and
duties as may be prescribed by the Board of Trustees
or these By-laws.
      Section 7.	Vice Presidents.  In the
absence or disability of the President, the Executive
Vice Presidents, Senior Vice Presidents or Vice
Presidents, if any, in order of their rank as fixed by
the Board of Trustees or if not ranked, a Vice
President designated by the Board of Trustees, shall
perform all the duties of the President and when so
acting shall have all powers of, and be subject to all
the restrictions upon, the President.  The Executive
Vice President, Senior Vice Presidents or Vice
Presidents, whichever the case may be, shall have
such other powers and perform such other duties as
from time to time may be prescribed for them
respectively by the Board of Trustees, these By-laws,
the President or the Chairman of the Board of
Trustees.
      Section 8.	Secretary.  The Secretary
shall keep or cause to be kept at the principal
executive office of the Fund or such other place as the
Board of Trustees may direct a book of minutes of all
meetings and actions of Trustees, committees of
Trustees and Shareholders with the time and place of
holding, whether regular or special, and if special,
how authorized, the notice given, the names of those
present at trustees' meetings or committee meetings,
the number of Shares present or represented at
Shareholders' meetings, and the proceedings.
      The Secretary shall cause to be kept at the
principal executive office of the Fund or at the office
of the Fund's administrator, transfer agent or
registrar, as determined by resolution of the Board of
Trustees, a Share register or a duplicate Share register
showing the names of all Shareholders and their
addresses, the number and Classes of Shares held by
each, the number and date of certificates issued for
the same and the number and date of cancellation of
every certificate surrendered for cancellation.
      The Secretary shall give or cause to be given
notice of all meetings of the Shareholders and of the
Board of Trustees required by these By-laws or by
applicable law to be given and shall have such other
powers and perform such other duties as may be
prescribed by the Board of Trustees or by these By-
laws.
      Section 9.	Treasurer and Assistant
Treasurers.  The Treasurer shall be the principal
financial and accounting officer of the Fund and shall
keep and maintain or cause to be kept and maintained
adequate and correct books and records of accounts
of the properties and business transactions of the
Fund, including accounts of its assets, liabilities,
receipts, disbursements, gains, losses, capital,
retained earnings and Shares.  The books of account
shall at all reasonable times be open to inspection by
any trustee.
      The Treasurer shall deposit all monies and
other valuables in the name and to the credit of the
Fund with such depositories as may be designated by
the Board of Trustees.  The Treasurer shall disburse
the funds of the Fund as may be ordered by the Board
of Trustees, shall render to the President and
Trustees, whenever they request it, an account of all
of the Treasurer's transactions as chief financial
officer and of the financial condition of the Fund and
shall have other powers and perform such other duties
as may be prescribed by the Board of Trustees or
these By-laws.
      Section 10.	Chief Legal Officer.  The
Chief Legal Officer  shall serve as Chief Legal
Officer for the Fund, solely for purposes of
complying with the attorney conduct rules
("Attorney Conduct Rules") enacted by the
Securities Exchange Commission pursuant to
Section 307 of the Sarbanes-Oxley Act of 2002
("Section 307").  The Chief Legal Officer shall
have the authority to exercise all powers permitted
to be exercised by a chief legal officer pursuant to
Section 307.  The Chief Legal Officer, in his or her
sole discretion, may delegate his or her
responsibilities as Chief Legal Officer under the
Attorney Conduct Rules to another attorney or firm
of attorneys.
      Section 11.	Chief Compliance Officer.
The Chief Compliance Officer shall be responsible
for administering the Fund's policies and
procedures approved by the Board of Trustees under
Rule 38a-1 of the 1940 Act, as applicable.
Notwithstanding any other provision of these By-
laws, the designation, removal and compensation of
Chief Compliance Officer are subject to Rule 38a-1
under the 1940 Act, as applicable.
      Section 12.	Vice Chairman.  Any Vice
Chairman shall perform such duties as may be
assigned to him or her from time to time by the
Board of Trustees.
      Section 13.	Compensation.  Officers and
agents of the Fund may receive such compensation
from the Fund for services and reimbursement for
expenses as the Board of Trustees may determine.
ARTICLE VII
INSPECTION OF RECORDS AND REPORTS
      Section 1.	Maintenance and Inspection
of Share Register.  The Fund shall keep at its offices
or at the office of its transfer or other duly
authorized agent, records of its Shareholders, that
provide the names and addresses of all Shareholders
and the number and Classes, if any, of Shares held
by each Shareholder.  Such records may be
inspected during the Fund's regular business hours
by any Shareholder, or its duly authorized
representative, upon reasonable written demand to
the Fund, for any purpose reasonably related to such
Shareholder's interest as a Shareholder.
      Section 2.	Maintenance and Inspection
of Declaration of Trust and By-laws.  The Fund
shall keep at its offices the original or a copy of the
Declaration of Trust and these By-laws, as amended
or restated from time to time, where they may be
inspected during the Fund's regular business hours
by any Shareholder, or its duly authorized
representative, upon reasonable written demand to
the Fund, for any purpose reasonably related to such
Shareholder's interest as a Shareholder.
      Section 3.	Maintenance and Inspection of
Other Records.  The accounting books and records
and minutes of proceedings of the Shareholders, the
Board of Trustees, any committee of the Board of
Trustees or any advisory committee shall be kept at
such place or places designated by the Board of
Trustees or, in the absence of such designation, at
the offices of the Fund.  The minutes and the
accounting books and records shall be kept either in
written form or in any other form capable of being
converted into written form.
      If information is requested by a Shareholder,
the Board of Trustees, or, in case the Board of
Trustees does not act, the President, any Vice
President or the Secretary shall establish reasonable
standards governing, without limitation, the
information and documents to be furnished and the
time and the location, if appropriate, of furnishing
such information and documents.  Costs of
providing such information and documents shall be
borne by the requesting Shareholder.  The Fund
shall be entitled to reimbursement for its direct, out-
of-pocket expenses incurred in declining
unreasonable requests (in whole or in part) for
information or documents.
      The Board of Trustees, or, in case the Board
of Trustees does not act, the President, any Vice
President or the Secretary may keep confidential
from Shareholders for such period of time as the
Board of Trustees or such officer, as applicable,
deems reasonable any information that the Board of
Trustees or such officer, as applicable, reasonably
believes to be in the nature of trade secrets or other
information that the Board of Trustees or such
officer, as the case may be, in good faith believes
would not be in the best interests of the Fund to
disclose or that could damage the Fund or its business
or that the Fund is required by law or by agreement
with a third party to keep confidential.
      Section 4.	Inspection by Trustees.  Every
Trustee shall have the absolute right during the
Fund's regular business hours to inspect all books,
records, and documents of every kind and the
physical properties of the Fund.  This inspection by a
Trustee may be made in person or by an agent or
attorney and the right of inspection includes the right
to copy and make extracts of documents.
ARTICLE VIII
DIVIDENDS
      Section 1.	Declaration of Dividends.
Dividends upon the Shares of beneficial interest of
the Fund may, subject to the provisions of the
Declaration of Trust, if any, be declared by the Board
of Trustees at any regular or special meeting,
pursuant to applicable law.  Dividends may be paid in
cash, in property, or in Shares of the Fund.
      Section 2.	Delegation of Authority
Relating to Dividends.  The Trustees or the
Executive Committee may delegate to any Officer
or Agent of the Fund the ability to authorize the
payment of dividends and the ability to fix the
amount and other terms of a dividend regardless of
whether or not such dividend has previously been
authorized by the Trustees.
      Section 3.	Reserves.  Before payment of
any dividend, there may be set aside out of any funds
of the Fund available for dividends such sum or sums
as the Board of Trustees may, from time to time, in
its absolute discretion, think proper as a reserve fund
to meet contingencies, or for equalizing dividends, or
for repairing or maintaining any property of the Fund,
or for such other purpose as the Board of Trustees
shall deem to be in the best interests of the Fund, and
the Board of Trustees may abolish any such reserve
in the manner in which it was created.
ARTICLE IX
GENERAL MATTERS
      Section 1.	Checks, Drafts, Evidence of
Indebtedness.  All checks, drafts or other orders for
payment of money, notes or other evidences of
indebtedness issued in the name of or payable to the
Fund shall be signed or endorsed in such manner
and by such person or persons as shall be
designated from time to time in accordance with
these By-laws or the resolution of the Board of
Trustees.
      Section 2.	Contracts and Instruments;
How Executed.  The Board of Trustees, except as
otherwise provided in these By-laws, may authorize
any officer or officers, or agent or agents, to enter
into any contract or execute any instrument in the
name of and on behalf of the Fund and this
authority may be general or confined to specific
instances, and unless so authorized or ratified by the
Trustees or within the agency power of an officer,
no officer, agent or employee shall have any power
or authority to bind the Fund by any contract or
engagement or to pledge its credit or to render it
liable for any purpose or for any amount.
      Section 3.	Certificates for Shares.
Should the Board of Trustees authorize the issuance
of certificates certifying the ownership of Shares, a
certificate or certificates for Shares of beneficial
interest in any Class of the Fund may be issued to a
Shareholder upon the Shareholder's request when
such Shares are fully paid.  All certificates shall be
signed in the name of the Fund by the Chairman of
the Board of Trustees or the President or Vice
President and by the Treasurer or an Assistant
Treasurer or the Secretary, certifying the number of
Shares and the Class of Shares owned by the
Shareholders.  Any or all of the signatures on the
certificate may be facsimile.  In case any officer,
transfer agent, or registrar who has signed or whose
facsimile signature has been placed on a certificate
shall have ceased to be such officer, transfer agent,
or registrar before such certificate is issued, it may
be issued by the Fund with the same effect as if
such person were an officer, transfer agent or
registrar at the date of issue.  Notwithstanding the
foregoing, the Fund may adopt and use a system of
issuance, recordation and transfer of its Shares by
electronic or other means.
      Section 4.	Lost Certificates.  Except as
provided in Section 3 of this Article IX or this
Section 4 of this Article IX, no new certificates for
Shares shall be issued to replace an old certificate
unless the latter is surrendered to the Fund and
cancelled at the same time.  The Board of Trustees
may, in case any Share certificate or certificate for
any other security is lost, stolen, or destroyed,
authorize the issuance of a replacement certificate on
such terms and conditions as the Board of Trustees
may require, including a provision for
indemnification of the Fund secured by a bond or
other adequate security sufficient to protect the Fund
against any claim that may be made against it,
including any expense or liability on account of the
alleged loss, theft, or destruction of the certificate or
the issuance of the replacement certificate.
      Section 5.	Representation of Shares of
Other Entities Held by the Fund.  The President or
any Vice President or any other person authorized
by resolution of the Board of Trustees or by any of
the foregoing designated officers, is authorized to
vote or represent on behalf of the Fund any and all
shares of any corporation, partnership, trust or other
entity, foreign or domestic, standing in the name of
the Fund.  The authority granted may be exercised
in person or by a proxy duly executed by such
designated person.
      Section 6.	Bonds and Other Security.  If
required by the Board of Trustees, any officer, agent
or employee of the Fund shall give a bond or other
security for the faithful performance of his or her
duties, in such amount and with such surety or
sureties as the Trustees may require.
      Section 7.	Transfer of Shares.  In all
cases of transfer by an attorney-in-fact, the original
power of attorney, or an official copy thereof duly
certified, shall be deposited and remain with the
Fund, its transfer agent or other duly authorized
agent.  In case of transfers by executors,
administrators, guardians or other legal
representatives, duly authenticated evidence of their
authority shall be presented to the Fund, transfer
agent or other duly authorized agent, and may be
required to be deposited and remain with the Fund,
its transfer agent or other duly authorized agent.
      Section 8.	Holders of Record.  The Fund
shall be entitled to treat the holder of record of any
Share or Shares as the owner thereof and,
accordingly, shall not be bound to recognize any
equitable or other claim to or interest in such Share
or Shares on the part of any other person, whether
or not the Fund shall have express or other notice
thereof.
      Section 9.	Fiscal Year.  The fiscal year
of the Fund shall be fixed and re-fixed or changed
from time to time by the Board of Trustees.
      Section 10.	Seal.  The Board of Trustees
may adopt a seal which shall be in such form and
have such inscription as the Trustees may from time
to time determine.  Any Trustee or officer of the
Fund shall have authority to affix the seal to any
document, provided that the failure to affix the seal
shall not affect the validity or effectiveness of any
document.
      Section 11.	Writings.  To the fullest
extent permitted by applicable laws and regulations:
(i) all requirements in these By-laws that any action
be taken by means of any writing, including any
written instrument, any written consent or any
written agreement, shall be deemed to be satisfied
by means of any electronic record in such form that
is acceptable to the Trustees; and (ii)  all
requirements in these By-laws that any writing be
signed shall be deemed to be satisfied by any
electronic signature or other electronic means in
such form that is acceptable to the Trustees.
      Section 12.	Severability.  The provisions
of these By-laws are severable.  If the Board of
Trustees determines, with the advice of counsel,
that any provision hereof conflicts with applicable
provisions of the 1940 Act or other applicable laws
and regulations, the conflicting provision shall be
deemed never to have constituted a part of these
By-laws; provided, however, that such
determination shall not affect any of the remaining
provisions of these By-laws or render invalid or
improper any action taken or omitted prior to such
determination.  If any provision hereof shall be held
invalid or unenforceable in any jurisdiction, such
invalidity or unenforceability shall attach only to
such provision only in such jurisdiction and shall
not affect any other provision of these By-laws.
      Section 13.	Headings.  Headings are
placed in these By-laws for convenience of reference only. In case of any conflict, the text of these By-laws, rather than the headings, shall control. The other principles of construction set forth in Section 11.8 of the Declaration of Trust also shall apply to these By-laws.
ARTICLE X
AMENDMENTS
      These By-laws may be restated, amended,
supplemented or repealed by a majority of the Trustees then in office without any authorization or approval of the Shareholders.
Effective:  October 1, 2016



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